KRAMER LEVIN NAFTALIS & FRANKEL llp

April 22, 2009

Old Mutual Funds III
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

       Re:  Old Mutual Funds III
          Post-Effective Amendment No. 4
File Nos. 333-147771; 811-22149

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 4 to Registration Statement No. 333-147771 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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